Exhibit 10.2

RESTRICTED STOCK UNIT AWARD NOTICE

Pursuant to the United Continental Holdings, Inc.

2008 Incentive Compensation Plan

This Restricted Stock Unit Award Notice (the “Award Notice”), dated as of «Grant_Month» «Grant_Day», «Grant_Year» (the “Grant Date”), sets forth the terms and conditions of an award of «Number of RSUs» restricted stock units (the “Award”) that are subject to the terms and conditions specified herein (“RSUs”) and that are granted to «First» «Last» by United Continental Holdings, Inc., a Delaware corporation (the “Company”), under the United Continental Holdings, Inc. 2008 Incentive Compensation Plan, as amended (the “Plan”).

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Notice. In the event of any conflict between the terms of the Plan and the terms of this Award Notice, the terms of the Plan shall govern.

SECTION 2. Definitions. Capitalized terms used in this Award Notice that are not defined in this Award Notice have the meanings as used or defined in the Plan. As used in this Award Notice, the term “Vesting Date” means the date on which you become entitled to delivery of cash in settlement of the RSUs subject to this Award Notice, as provided in Section 3(b) of this Award Notice. As used in this Award Notice, the term “Fair Market Value” means, as of any specified date, the simple average of the closing sales prices of a Share in the principal securities market in which the Shares are then traded over the 20 most recent consecutive trading days ending on the last trading day preceding the specified date, adjusted appropriately by the Committee for any stock splits, stock dividends, reverse stock splits, special dividends or other similar matters occurring prior to the specified date.

SECTION 3. Vesting and Settlement. (a) Vesting. Your RSUs shall vest according to the schedule set forth in Section 3(a)(i) below, provided that you must be actively employed by the Company or an Affiliate on the relevant Vesting Date, except as set forth in Section 3(a)(iii) and (iv) below or as otherwise determined by the Committee in its sole discretion, provided further that, in the event of your Termination of Employment by reason of death or Disability, you shall immediately become entitled to vesting and settlement of all outstanding RSUs.

(i) Subject to the terms and conditions of this Award Notice and to the provisions of the Plan, your RSUs shall vest and no longer be subject to any restriction in accordance with the following schedule: «Vesting Schedule Details» In the event that this vesting schedule results in a fractional share, the fractional share will be rounded down in the first «Number of Vesting Dates» vestings and carried forward to the «Final Vesting Date» vesting.

(ii) Notwithstanding Section 8(a) of the Plan, the RSUs granted to you pursuant to this Award shall not automatically vest and restrictions and forfeiture provisions shall not automatically lapse in the event of a Change in Control.

(iii) If you experience an involuntary Termination of Employment (other than an involuntary termination for “cause” as determined by the Committee in its sole discretion) during the two-year period following a Change in Control that occurs after the Grant Date, the RSUs shall immediately vest upon such Termination of Employment and you shall be entitled to settlement of all then outstanding RSUs within 60 days of your Termination of Employment. Notwithstanding the foregoing, your rights with respect to such RSUs shall be forfeited in accordance with Section 4 unless on or before the 60th day following your Termination of Employment, you have executed and delivered to the Company a valid waiver and release of all claims against the Company and its Subsidiaries and Affiliates, and you have not revoked such waiver and release of claims in accordance with its terms.

(iv) In the event of your Termination of Employment by reason of retirement, your then outstanding RSUs shall vest on a pro-rata basis effective as of the date of your Termination of Employment as follows:

A.	If such retirement occurs on or before «Date», the number of RSUs scheduled to vest on «Date» pursuant to Section 3(a)(i) shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on «Date» and ending on the date of your retirement and the denominator of which is 365, up to a maximum fraction equivalent to 100%. The RSUs scheduled to vest on «Insert Remaining Dates» shall be forfeited.

B.	If such retirement occurs after «Date» but on or before «Date», the number of RSUs scheduled to vest on «Date» pursuant to Section 3(a)(i) shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on «Date» and ending on the date of your retirement and the denominator of which is 365. The RSUs scheduled to vest on «Date» shall be forfeited.

C.	If such retirement occurs after «Date», the number of RSUs scheduled to vest on «Date» pursuant to Section 3(a)(i) shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on «Date» and ending on the date of your retirement and the denominator of which is 365.

(b) Cash Settlement of RSUs. The RSUs granted to you pursuant to this Award will be settled in cash within 60 days following the date the RSUs become vested. You shall receive a lump sum cash payment upon settlement, in accordance with the terms of this Award Notice, equal to the Fair Market Value on the date the RSUs became vested, which in the case of Sections 3(a)(iii) and 3(a)(iv) is the date of your Termination of Employment, multiplied by the number of RSUs that are settled at such time. Upon settlement, a number of RSUs equal to the number of Shares represented thereby shall be extinguished and such number of RSUs will no longer be considered to be held by you for any purpose.

SECTION 4. Forfeiture of RSUs. Unless the Committee determines otherwise, and except as otherwise provided in Section 3 of this Award Notice, if the Vesting Date with respect to any RSUs awarded to you pursuant to this Award Notice has not occurred prior to the date of your Termination of Employment, your rights with respect to such RSUs shall immediately terminate upon your Termination of Employment, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 5. Voting Rights; Dividend Equivalents. You do not have any of the rights of a stockholder with respect to the RSUs granted to you pursuant to this Award. Further, you do not have the right to vote or to receive any dividends or any dividend equivalents relating to such dividends declared or paid on the Shares.

SECTION 6. Non-Transferability of RSUs. Unless otherwise provided by the Committee in its discretion and notwithstanding clause (ii) of Section 10(a) of the Plan, prior to the date that they become vested, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered by you, otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

SECTION 7. Data Privacy. You hereby explicitly consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Notice by and among, as applicable, the Company, its Affiliates and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company (and/or your local employer, if applicable) holds certain personal information about you, which information may include, but is not limited to, your name, home address and telephone number, date of birth, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, nationality, resume, wage history, employment references, social insurance number or other identification number, salary, job title, employment or severance contract details, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the company, details of all shares (if any) granted, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any proceeds acquired. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Human Resources. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact Human Resources.

SECTION 8. Tax Withholding and Consents.

(a)         Tax Withholding. Subject to the terms of the Plan and as a condition of the Award, you acknowledge that, regardless of any action taken by the Company, or if different, your employer, the ultimate liability for all applicable Federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company, or if different, your employer. You further acknowledge that the Company and/or your employer (1) make no representations or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including but not limited to, the grant, vesting or settlement of the Award; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause to be withheld) from any cash amounts otherwise due or payable under or pursuant to this Award Notice such Tax-Related Items as may be required to be withheld pursuant to any applicable law or regulation.

(b)         Consents. Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

SECTION 9. Successors and Assigns of the Company. The terms and conditions of this Award Notice shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 10. Committee Discretion. Pursuant to Section 3(e) of the Plan, the Committee may delegate to one or more senior officers of the Company the authority to make grants of Awards and all necessary and appropriate decisions and determinations with respect thereto. The Committee, and any officer to whom the Committee has delegated authority pursuant to the Plan, shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Notice, and any such determinations shall be final, binding and conclusive. Any references in this Award Notice to the Committee shall be deemed to include any officer to whom the Committee has delegated authority pursuant to the Plan.

SECTION 11. Amendment of this Award Notice. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Notice prospectively or retroactively; provided, however, that, except as set forth in Section 10(e) of the Plan relating to Section 409A of the Code, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Notice shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Notice and the RSUs shall be subject to the provisions of Section 7(c) of the Plan relating to the adjustment of Awards upon the occurrence of certain unusual or nonrecurring events).

SECTION 12. Priority of Interpretation. To the extent permitted by the Plan, in the event of any conflict between the terms of this Award Notice and the terms of any plan, program, agreement or arrangement of the Company or any of its Subsidiaries applicable to you, the terms of such plan, program, agreement or arrangement shall govern.

SECTION 13. Miscellaneous.

(a)         Continuation of Employment; Not a Contract of Employment; No Acquired Rights. This Award Notice shall not confer upon you any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries, nor shall this Award Notice interfere in any way with the Company’s, its Affiliates’, and/or its Subsidiaries’ right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company, an Affiliate or Subsidiary or as prohibited by law.

(b)         Not a Part of Salary. In accepting the grant of an Award under the Plan, you acknowledge that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Notice; (ii) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) your participation in the Plan is voluntary; (v) the RSUs and any cash received upon vesting of the RSUs is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vi) the grant of RSUs is provided for future services to the Company and its Affiliates and is not under any circumstances to be considered compensation for past services; (vii) in the event that you are an employee of the Company, Affiliate or Subsidiary, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Affiliate or Subsidiary that is your employer; (viii) the future value of the cash payment is unknown and cannot be predicted with certainty; (ix) no claim or entitlement to compensation or damages arises from forfeiture or termination of the RSUs or diminution in value of the RSUs and you irrevocably release the Company, its Affiliates and its Subsidiaries from any such claim that may arise; and (x) in the event of involuntary termination of your employment, your right to receive RSUs and vest in RSUs and/or receive a cash payment under the Plan, if any, will terminate in accordance with the terms of the Plan and will not be extended by any notice period mandated under local law; furthermore, your right to vest in the RSUs after such termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

(c)         Addendum to Award Notice. Notwithstanding any provisions of this Award Notice to the contrary, the RSUs shall be subject to such special terms and conditions for your country of residence (and country of employment, if different), as the Company may determine in its sole discretion and which shall be set forth in an addendum to these terms and conditions (the “Addendum”). If you transfer your residence and/or employment to another country, any special terms and conditions for such country will apply to the RSUs to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish additional terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, the Addendum shall constitute part of these terms and conditions.

(d)         Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents be electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

(e)         Foreign Indemnity. You agree to indemnify the Company for your portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant or settlement of this Award.

(f)         Not a Public Offering in Non-U.S. Jurisdictions. If you are resident or employed outside of the United States, neither the grant of the RSUs under the Plan nor the payment of cash upon vesting of the RSUs is intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law.

(g)         English Language. If you are resident and/or employed outside of the United States, you acknowledge and agree that it is your express intent that the Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs, be drawn up in English. If you have received the Award Notice, the Plan or any other documents related to the RSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

(h)         Section 409A. This Award is intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and shall be interpreted and construed consistently with such intent.

(i)         Compliance with Local Law. If you are resident or employed outside of the United States, as a condition to the grant of RSUs, you agree to repatriate all payments attributable to the cash acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and the Company’s Affiliates and Subsidiaries, as may be required to allow the Company and the Company’s Affiliates and Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

(j)         Requirements of Law. The grant of RSUs under the Plan, and the payment of cash upon the vesting of the RSUs shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(k)         Governing Law. All questions concerning the construction, validity and interpretation of this Award Notice and the Plan shall be governed and construed according to the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding this Award or the Plan shall be brought only in the state or federal courts of the State of Delaware.

(l)         Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(m)         Additional Information. If you have any questions regarding this Award Notice, please contact «Contact Details», or your HR Partner. If you wish to obtain a copy of the Plan or a list of names and addresses of any potential recipients of the Data please contact «Contact Details».